Exhibit 99.1

PETER BEAUDRAULT APPOINTED PRESIDENT AND CHIEF OPERATING OFFICER OF

MITCHELL’S FISH MARKET BRAND

Sam Tancredi Transitions to Brand Consultant

Winter Park, Fla., February 7, 2012 (BUSINESS WIRE) — Ruth’s Hospitality Group, Inc. (Nasdaq: RUTH) announced today that President and Chief Operating Officer of Mitchell’s Fish Market Sam Tancredi will transition to a consulting role with the company, and Peter Beaudrault will assume the position of President and Chief Operating Officer of the brand effective immediately. Mr. Tancredi has served as the concept’s President and Chief Operating Officer since December 2008. In his new capacity, he will assist in the transition of the brand to new leadership.

Mr. Beaudrault brings 20 years of executive level management, international business development and operations experience to Ruth’s Hospitality Group, Inc. He has held several leadership positions within the industry including his most recent role as President, Chief Executive Officer and Chairman of Sbarro, Inc. where he doubled the market value of the company during his tenure. He also served as President and Chief Executive Officer of Hard Rock Café International, Inc., where he successfully formulated and executed a five year strategic plan resulting in the most significant sales and earnings growth in concept’s 32 year history. Prior to his tenure at Hard Rock Café International, he served as Executive Vice President of Ground Round, Inc.

“We are pleased to have Pete Breaudrault lead the Mitchell’s Fish Market brand,” said Michael O’Donnell, Chairman, President and Chief Executive Officer of Ruth’s Hospitality Group. Pete is a seasoned multi-unit operator with expertise in positioning concepts for profitability and growth, and we are confident that his guidance and experience will have a positive impact on Mitchell’s. We thank Sam Tancredi for his dedication to and efforts on behalf of the Mitchell’s Fish Market brand. We are fortunate to retain his counsel and look forward to his ongoing contributions to our success.”

About Ruth’s Hospitality Group

Ruth’s Hospitality Group, Inc. (NASDAQ: RUTH) is a leading restaurant company focused exclusively on the upscale dining segment. The Company owns the Ruth’s Chris Steak House, Mitchell’s Fish Market, Mitchell’s Steakhouse and Cameron’s Steakhouse concepts. With more than 150 company- and franchisee-owned locations worldwide, Ruth’s Hospitality Group was founded in 1965 and is headquartered in Heathrow, Fla.

For further information about our restaurants, to make reservations, or to purchase gift cards, please visit: http://www.RuthsChris.com, http://www.MitchellsFishMarket.com, http://www.MitchellsSteakhouse.com and http://www.Camerons-Steakhouse.com. For more information about Ruth’s Hospitality Group, please visit http://www.rhgi.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that reflect, when made, our expectations or beliefs concerning future events that involve risks and uncertainties. Forward-looking statements frequently are identified by the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “will be,” “will continue,” “will likely result” or other similar words and phrases. Similarly, statements herein that describe our objectives, plans or goals also are forward-looking statements. Actual results could differ materially from those projected, implied or anticipated by our forward-looking statements. Some of the factors that could cause actual results to differ include the risk factors identified in the reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 26, 2010 and subsequently filed Quarterly Reports on Form 10-Q, all of which are available on the SEC’s website at www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this press release after the date hereof.

SOURCE: Ruth’s Hospitality Group, Inc.

For Ruth’s Hospitality Group, Inc.

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Alecia Pulman, 646-277-1220

apulman@icrinc.com

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Investor Relations

Tom Ryan, 203-682-8200

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